Exhibit 10.4

EXECUTION COPY

April 7, 2014

Mr. David G. Ellen

Cablevision Systems Corporation

1111 Stewart Avenue

Bethpage, New York 11714

Re:	Employment Agreement

Dear David:

This letter will confirm the agreement of Cablevision Systems Corporation (the “Company”) and you to make certain amendments to your existing employment agreement, dated as of February 1, 2012, between you and the Company as amended to date (the “Existing Employment Agreement”).

1. Section 1 of the Existing Employment Agreement is hereby modified to reflect your current title of “Executive Vice President, General Counsel & Secretary”.

2. Section 2 of the Existing Employment Agreement is hereby modified to $1,200,000 annually, subject to annual review and potential increase by the Compensation Committee (as defined in the Existing Employment Agreement).

3. Section 6 of the Existing Employment Agreement is hereby modified to change the Scheduled Expiration Date to December 31, 2018.

4. Section 10 of the Existing Employment Agreement is hereby modified to replace section 1(B) of the definition of “Good Reason” to read as follows: “your title (as in effect from time to time) is diminished; provided, however, that the removal of your title as Secretary will not be a diminishment of your title so long as the remainder of your title is not diminished and so long as the employee who then holds the Secretary title reports to you,”.

5. Section 23 of the Existing Employment Agreement is modified to replace “December 31, 2016” with “the Scheduled Expiration Date”.

6. The Existing Employment Agreement together with this letter agreement will be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within that state.

If the foregoing correctly sets forth your understanding, kindly execute a counterpart of this letter in the place provided below whereupon this letter shall become a binding agreement between you and the undersigned.

CABLEVISION SYSTEMS CORPORATION

/s/ James L. Dolan
By:	James L. Dolan
Title:	Chief Executive Officer

Accepted and Agreed:

/s/ David G. Ellen
David G. Ellen